Exhibit 99.1

                                  Pharmacia AB
                               Lindhagensgatan 126
                           Stockholm, Sweden SE-112 87



                                          June 26, 2003



Miravant Medical Technologies
7408 Hollister Avenue
Santa Barbara, CA  93117
Attn:   Gary Kledzik, Ph.D.
      Chairman and Chief Executive Officer


Dear Dr. Kledzik:

      Reference is made to the Extension Agreement between Pharmacia AB ("Pharmacia") and Miravant Medical Technologies ("Miravant") dated as of March 21, 2003 (the "Extension Agreement"). Section 1(a) of the Extension Agreement amended the Pharmacia Credit Agreement (as defined in the Extension Agreement) by, among other things, extending the Maturity Date for the First Replacement Note (as defined in the Contract Modification and Termination Agreement, dated as of March 5, 2002 (the "Modification Agreement")) from March 5, 2003 to June 30, 2003.

      Because Miravant has requested that Pharmacia extend the June 30, 2003, Maturity Date for the First Replacement Note, and because Pharmacia and Miravant have commenced discussions concerning a potential transaction designed to achieve a long-term solution to issues raised by the First Replacement Note and the Second Replacement Note (as defined in the Modification Agreement), we propose to extend the June 30, 2003, maturity date to July 30, 2003. Accordingly, the Maturity Date for the First Replacement Note is hereby amended from June 30, 2003 to July 30, 2003. All other terms and conditions of the Pharmacia Credit Agreement and the First Replacement Note shall remain unchanged and in full force and effect. In addition, all terms and conditions of the Second Replacement Note shall remain unchanged and in full force and effect.

Miravant Medical Technologies
June 26, 2003
Page 2


If you are in agreement with this amendment, please sign below in the space provided.


                                          Sincerely,

                                          PHARMACIA AB


                                          By:  /s/ Inger Brattne
                                               __________________________
                                               Name:  Inger Brattne
                                               Title: Director of Legal Affairs
                                               Nordic Countries


                                          By:  /s/ Zeibrant Lindqvist
                                               __________________________
                                               Name:  Zeibrant Lindqvist
                                               Title: Managing Director


Accepted and Agreed As of June 26, 2003:

MIRAVANT MEDICAL TECHNOLOGIES



By: /s/ Gary S. Kledzik, Ph.D.
    ---------------------------
    Name:  Gary S. Kledzik, Ph.D.
    Title: Chairman and Chief Executive Officer